UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2022 (September 1, 2022)

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 1, 2022, WiSA Technologies, Inc. (the “Company”) adopted its Management Team Retention Bonus Plan (the “Retention Plan”), which was approved by the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”) pursuant to authority granted to the Committee by the Board. The Company adopted the Retention Plan to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan).

The Retention Plan provides that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, subject to applicable income and employment tax withholding, with such amount to be determined by the Committee in its sole discretion (the “Retention Bonus Amount”). Each Manager’s Retention Bonus Amount is payable (if at all) on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan will terminate upon the earlier of June 30, 2023 if a Change of Control has not occurred by such date or upon the payment of all Retention Bonus Amounts.

Pursuant to such authority and the Retention Plan, on September 1, 2022, the Committee also approved aggregate Retention Bonus Amounts of $1,250,000. Among the Managers deemed by the Committee to be eligible for such payments, the Committe approved Retention Bonus Amounts for the following Company named executive officers: Brett Moyer, Chief Executive Officer, $300,000; George Oliva, Chief Financial Officer, $200,000; and Gary Williams, Chief Accounting Officer and Vice President of Finance, $75,000.

On August 24, 2022, the Committee and Mr. Almgren agreed to the adjustment of milestone provisions applicable to 232,500 of the 310,000 restricted shares of common stock, par value $0.0001 per share (“Common Stock”), previously awarded to Eric Almgren, the Company’s Chief Strategist, as an inducement grant in September 2021. As a result of such adjustment, each of the three tranches of 77,500 shares will now vest if the volume weighted average closing price per share of the Common Stock on the Nasdaq Capital Market for the ten (10) prior consecutive trading days results in the Company’s market capitalization exceeding (i) $50 million (previously $75 million), (ii) $75 million (previously $100 million) and (iii) $100 million (previously $150 million).

The forgoing description of the Retention Plan is qualified in its entirety by reference to the full text of the Retention Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	WiSA Technologies, Inc. Management Team Retention Bonus Plan, effective September 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer